April 15, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(3)
Amendment no. 1 to pricing supplement dated March 18, 2025 to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the Common Stock of Citigroup Inc., the
Common Stock of Wells Fargo & Company and the Common
Stock of Bank of America Corporation due March 23, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Notwithstanding anything to the contrary set forth in the pricing supplement dated March 18, 2025, related to the notes referred to above (the “pricing supplement”), the Initial Value, Interest Barrier and Buffer Threshold are as follows:
Reference Stock
Bloomberg
Ticker
Symbol
Initial Value
Interest Barrier
/ Buffer
Threshold
Common stock of Citigroup Inc., par value $0.01 per share
C
$70.22
$42.132
Common stock of Wells Fargo & Company, par value $1-2/3 per share
WFC
$71.11
$42.666
Common stock of Bank of America Corporation, par value $0.01 per share
BAC
$41.65
$24.99
CUSIP: 48136CVW6
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of the pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this amendment, the pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
You should read this amendment together with the pricing supplement and the related product supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see
“Additional Terms Specific to the Notes” in the pricing supplement.
Pricing supplement dated March 18, 2025:
http://www.sec.gov/Archives/edgar/data/19617/000121390025025544/ea0235087-01_424b2.htm
Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm